Exhibit 99.2
ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of operations of Ultralife Batteries, Inc. (“Ultralife”), Stationary Power Services, Inc. (“SPS”) and Reserve Power Systems, Inc. (“RPS”), giving effect to the acquisition of all of the issued and outstanding shares of common stock of SPS and RPS (collectively “SPS/RPS”) by Ultralife on November 16, 2007 using the purchase method of accounting.
     The unaudited pro forma condensed combined statements of operations for the nine months ended September 29, 2007 and for the year ended December 31, 2006 are presented to give effect to the acquisition of all of the issued and outstanding shares of common stock of SPS/RPS as if it had occurred on January 1, 2006, and all transactions contemplated by that acquisition. The unaudited pro forma condensed combined balance sheets as of September 29, 2007 are presented to give effect to the acquisition of all of the issued and outstanding shares of common stock of SPS/RPS on September 29, 2007, and all transactions contemplated by that acquisition.
     The unaudited pro forma financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or the consolidated financial position of Ultralife that would have been reported had the acquisition been consummated as of the dates presented, and should not be viewed to be representative of future operating results or the financial position of Ultralife. The unaudited pro forma financial statements do not reflect any adjustments to conform accounting policies, other than those mentioned in the notes thereto, or to reflect any cost synergies anticipated as a result of the acquisition, or any future acquisition related expenses.
     Certain adjustments made to the unaudited pro forma financial statements have been prepared based on preliminary estimates of the fair values of the net assets from SPS/RPS. The impact of ongoing integration activities and adjustments to the fair value of acquired net tangible and intangible assets of SPS/RPS could cause material differences in the information presented.
     The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of SPS/RPS included in this Current Report on Form 8-K/A and the consolidated financial statements of Ultralife included in its Quarterly Report on Form 10-Q for the period ended September 29, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 29, 2007
(Amounts In Thousands, Except Per Share Amounts)

	Historical	Offering			Historical	Pro Forma		Pro Forma
	Ultralife	Proceeds		Sub-Total	SPS/RPS	Adjustments		Combined

Revenues	$100,807	$—		$100,807	$6,197	$(244)	(C)	$106,760

Cost of products sold	77,767	—		77,767	4,209	(244)	(C)
						88	(D)	81,820

Gross margin	23,040	—		23,040	1,988	(88)		24,940

Operating expenses:
Research and development	4,849	—		4,849	—	—		4,849
Selling, general, and administrative	15,685	—		15,685	1,402	—		17,087

Total operating expenses	20,534	—		20,534	1,402	—		21,936

Operating income (loss)	2,506	—		2,506	586	(88)		3,004

Other income (expense):
Interest income	44	—		44	1	—		45
Interest expense	(1,770)	—		(1,770)	(106)	(150)	(A)
						37	(B)	(1,989)
Miscellaneous	354	—		354	(14)	—		340

Income (loss) before income taxes	1,134	—		1,134	467	(201)		1,400

Income tax provision — current	—	—		—	—	—		—
Income tax provision — deferred	—	—		—	—	—		—

Total income taxes	—	—		—	—	—		—

Net Income (Loss)	$1,134	$—		$1,134	$467	$(201)		$1,400

Earnings (Loss) per share — basic	$0.08			$0.07				$0.09
Earnings (Loss) per share — diluted	$0.07			$0.07				$0.09

Weighted average shares outstanding — basic	15,120	473	(E)	15,593		100	(F)	15,693
Weighted average shares outstanding — diluted	15,346	473	(E)	15,819		100	(F)	15,919
See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(Amounts In Thousands, Except Per Share Amounts)

	Historical	Offering			Historical	Pro Forma		Pro Forma
	Ultralife	Proceeds		Sub-Total	SPS/RPS	Adjustments		Combined

Revenues	$93,546	$—		$93,546	$8,938	$—		$102,484

Cost of products sold	76,103	—		76,103	6,206	117	(D)	82,426

Gross margin	17,443	—		17,443	2,732	(117)		20,058

Operating expenses:
Research and development	5,097	—		5,097	—	—		5,097
Selling, general, and administrative	15,303	—		15,303	1,664	—		16,967

Total operating expenses	20,400	—		20,400	1,664	—		22,064

Operating income (loss)	(2,957)	—		(2,957)	1,068	(117)		(2,006)

Other income (expense):
Interest income	126	—		126	—	—		126
Interest expense	(1,424)	—		(1,424)	(121)	(200)	(A)
						51	(B)	(1,694)
Gain on insurance settlement	191	—		191	—	—		191
Loss on litigation settlement	—	—		—	(70)	—		(70)
Miscellaneous	311	—		311	(10)	—		301

Income (loss) before income taxes	(3,753)	—		(3,753)	867	(266)		(3,152)

Income tax provision — current	—	—		—	—	—		—
Income tax provision — deferred	23,735	—		23,735	—	—		23,735

Total income taxes	23,735	—		23,735	—	—		23,735

Net Income (Loss)	$(27,488)	$—		$(27,488)	$867	$(266)		$(26,887)

Loss per share — basic	$(1.84)			$(1.79)				$(1.74)
Loss per share — diluted	$(1.84)			$(1.79)				$(1.74)

Weighted average shares outstanding — basic	14,906	473	(E)	15,379		100	(F)	15,479
Weighted average shares outstanding — diluted	14,906	473	(E)	15,379		100	(F)	15,479
See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 29, 2007
(Amounts In Thousands, Except Per Share Amounts)

	Historical	Offering		Historical	Pro Forma		Pro Forma
	Ultralife	Proceeds	Sub-Total	SPS/RPS	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$927	$6,000	$6,927	$176	$(6,000)	(H)	$1,103
Trade accounts receivable, net	23,794	—	23,794	1,644	(244)	(L)	25,194
Inventories	29,931	—	29,931	927	—		30,858
Due from insurance company	148	—	148	—	—		148
Deferred tax asset — current	92	—	92	—	—		92
Prepaid expenses and other current assets	1,975	—	1,975	23	—		1,998

Total current assets	56,867	6,000	62,867	2,770	(6,244)		59,393

Property, plant and equipment, net	19,623	—	19,623	1,299	(986)	(G)	19,936

Goodwill and intangible assets, net	22,725	—	22,725	—	54	(H)
					11,623	(J)	34,402
Other assets
Security deposits	73	—	73	—	—		73

Total Assets	$99,288	$6,000	$105,288	$4,069	$4,447		$113,804

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of debt and capital lease obligations	$12,789	$—	$12,789	$1,044	$(22)	(G)	$13,811
Accounts payable	13,331	—	13,331	1,639	54	(H)
					(244)	(L)	14,780
Other current liabilities	9,175	—	9,175	275	—		9,450

Total current liabilities	35,295	—	35,295	2,958	(212)		38,041

Long-term liabilities:
Debt and capital lease obligations	20,324	—	20,324	1,084	(697)	(G)
					4,000	(H)	24,711
Other long-term liabilities	469	—	469	—	—		469

Total long-term liabilities	20,793	—	20,793	1,084	3,303		25,180

Shareholders’ equity:
Common stock, par value $0.10 per share	1,591	47	1,638	—	10	(I)
					—	(K)	1,648
Capital in excess of par value	136,725	5,953	142,678	475	(267)	(G)
					1,373	(I)
					(208)	(K)	144,051
Accumulated other comprehensive income	154	—	154	—	—		154
Retained earnings (accumulated deficit)	(92,892)	—	(92,892)	(448)	448	(K)	(92,892)

	45,578	6,000	51,578	27	1,356		52,961
Less — Treasury stock, at cost	2,378	—	2,378	—	—		2,378

Total shareholders’ equity	43,200	6,000	49,200	27	1,356		50,583

Total Liabilities and Shareholders’ Equity	$99,288	$6,000	$105,288	$4,069	$4,447		$113,804

See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Amounts in Thousands, except Share Amounts)
Note 1: Basis of Presentation and Purchase Price Allocation
     On November 16, 2007, we completed the acquisition of all of the issued and outstanding shares of common stock of Stationary Power Services, Inc. (“SPS”), an infrastructure power management services firm specializing in engineering, installation and preventative maintenance of standby power systems, uninterruptible power supply systems, DC power systems and switchgear/control systems for the telecommunications, aerospace, technology, banking and information services industries. Immediately prior to the closing of the SPS acquisition, SPS distributed the real estate assets, along with the corresponding mortgage payable, to the original owner of SPS, as these assets and corresponding liability were not part of our acquisition of SPS. Also on November 16, 2007, we completed the acquisition of all of the issued and outstanding shares of common stock of Reserve Power Systems, Inc. (“RPS”), a supplier of lead acid batteries primarily for use by SPS in the design and installation of standby power systems.
     Under the terms of the stock purchase agreement for SPS, the initial purchase price of $10,000 consisted of $6,000 in cash and a $4,000 subordinated convertible promissory note to be held by the seller. In addition, on the achievement of certain post-acquisition sales milestones, Ultralife will issue up to an aggregate amount of 100,000 shares of Ultralife common stock. The $6,000 cash payment was financed by a portion of the net proceeds from a limited public offering that we completed on November 15, 2007, whereby 1,000,000 shares of Ultralife common stock were issued. Total net proceeds from the offering were $12,692, of which $6,000 was used for the SPS cash payment, and has been reflected in the proforma financial statements. The remaining net proceeds from the offering, which have not been reflected in the proforma financial statements, were used for a $3,500 prepayment on the subordinated convertible notes that were issued as partial consideration for the McDowell acquisition, for repayment of $1,000 of borrowings outstanding under our credit facility used to fund the ISC acquisition, and for general working capital purposes. The $4,000 subordinated convertible promissory note carries a three-year term, bears interest at the rate of 5% per year and is convertible at $15.00 per share into 266,667 shares of Ultralife’s common stock, with a forced conversion feature at $17.00 per share. We incurred $54 in acquisition related costs, which are included in the initial cost of the SPS investment of $10,054.
     Under the terms of the stock purchase agreement for RPS, the initial purchase price consisted of 100,000 shares of Ultralife common stock, valued at $1,383. In addition, on the achievement of certain post-acquisition sales milestones, Ultralife will pay the sellers, in cash, 5% of sales up to the operating plan, and 10% of sales that exceed the operating plan, for the remainder of the calendar year 2007 and for calendar years 2008, 2009 and 2010. The additional contingent cash consideration is payable in annual installments, and excludes sales made to SPS, which historically have comprised substantially all of RPS’s sales.
     As a result of the adoption of Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities”, SPS determined that RPS was a variable interest entity of which SPS was the primary beneficiary. Therefore, the historical consolidated financial statements for SPS/RPS include the accounts of SPS and RPS, with all significant intercompany accounts and transactions eliminated.

     The following table represents the preliminary allocation of the purchase price to assets acquired and liabilities assumed as of the proforma balance sheet:

ASSETS
Current assets:
Cash	$176
Trade accounts receivables, net	1,644
Inventories	927
Prepaid expenses and other current assets	23

Total current assets	2,770
Property, plant and equipment, net	313
Goodwill	11,677

Total assets acquired	14,760

LIABILITIES
Current liabilities:
Current portion of long-term debt	1,022
Accounts payable	1,639
Other current liabilities	275

Total current liabilities	2,936
Long-term liabilities:
Debt	387

Total liabilities assumed	3,323

Total Purchase Price	$11,437

     The estimated excess of the purchase price over the net tangible and intangible assets acquired of $(240) was recorded as goodwill in the amount of $11,677. We are in the process of completing the valuations of certain tangible and intangible assets acquired with the new business; however the amounts of these assets cannot be reasonably estimated at the date of this filing so the entire estimated excess purchase price has been allocated to goodwill. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets, including trademarks, patents and technology, and customer relationships. The intangible assets will include indefinite life assets and amortizable assets, for which the amortizable assets will be amortized over their weighted-average estimated useful lives of approximately eight to fifteen years. The final allocation of the excess of the purchase price over the net assets acquired is subject to revision based upon our final review of valuation assumptions. The acquired goodwill will be assigned to the rechargeable products and the design and installation services segments and is expected to be fully deductible for income tax purposes.

Note 2: Pro Forma Adjustments
The unaudited pro forma condensed combined statements of operations include the adjustments necessary to give effect to the acquisition as if it had occurred on January 1, 2006, along with the distribution of real estate assets and the corresponding mortgage payable as contemplated by the stock purchase agreement. The unaudited pro forma condensed combined statements of operations reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as described in Note 1. The unaudited pro forma condensed combined balance sheets include the adjustments necessary to give effect to the acquisition as if it occurred on September 29, 2007, along with the distribution of real estate assets and the corresponding mortgage payable as contemplated by the stock purchase agreement. No pro forma adjustments were required to conform SPS/RPS’s accounting policies to Ultralife’s accounting policies.
(A)	Adjustment to record impact of interest expense relating to the $4,000 convertible note payable issued in connection with SPS’s acquisition purchase price, which bears interest at 5%.

(B)	Adjustment to record impact on interest expense that would not have been incurred for the mortgage payable that was not assumed by Ultralife in the SPS acquisition.

(C)	Adjustment to eliminate intercompany sales and purchases between Ultralife and SPS/RPS.

(D)	Adjustment to record rent expense that would have been incurred for the building that was not acquired by Ultralife in the SPS acquisition, net of the reduction in depreciation expense for the building.

(E)	Adjustment to record issuance of shares under the limited public offering for the net proceeds portion applicable to the SPS cash payment.

(F)	Adjustment to record the issuance of 100,000 shares of Ultralife common stock in connection with RPS’s acquisition purchase price.

(G)	Adjustment to eliminate SPS assets not acquired and SPS liabilities not assumed in connection with Ultralife’s acquisition of all the issued and outstanding shares of common stock of SPS.

(H)	Adjustment to record the $6,000 cash payment and the issuance of the $4,000 convertible note payable in connection with SPS’s acquisition purchase price, along with the accrual of $54 in capitalized acquisition costs.

(I)	Adjustment to record the issuance of 100,000 shares of Ultralife common stock in connection with RPS’s acquisition purchase price, valued at $1,383.

(J)	Adjustment to record the goodwill associated with the allocation of the SPS/RPS acquisition purchase price at September 29, 2007.

(K)	Adjustment to eliminate SPS/RPS’s equity associated with the allocation of the SPS/RPS acquisition purchase price.

(L)	Adjustment to eliminate intercompany receivables and payables between Ultralife and SPS/RPS as of September 29, 2007.